Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
THIRD QUARTER 2012 FINANCIAL RESULTS

▪	Quarterly Net Sales of $306 million, up 2%; Organic Sales down 1%

▪	Quarterly Diluted EPS from Continuing Operations of $0.38; $0.44 on an Adjusted Basis

▪	2012 EPS from Continuing Operations Guidance Updated to $1.73 to $1.78 per diluted share reflecting a softer third quarter; $1.80 to $1.85 on an Adjusted Basis

▪	Record Backlog of $678 million, up 35%

▪	Successfully Closed Synventive Molding Solutions Acquisition

BRISTOL, Conn., October 26, 2012 - Barnes Group Inc. (NYSE: B), an international aerospace and industrial manufacturing and service provider, today reported financial results for the third quarter 2012. Net sales increased 2 percent to $306.1 million from $298.6 million in the third quarter of 2011. Sales growth included a 5 percent benefit from the Synventive acquisition, offset by a 1 percent decrease in organic sales and 2 percent from unfavorable foreign exchange. Income from continuing operations for the third quarter was down 17 percent to $20.7 million, or $0.38 per diluted share, from $24.9 million, or $0.44 per diluted share, a year earlier. Income from continuing operations in the current quarter included $5.1 million pre-tax, or $0.06 per diluted share, of short-term purchase accounting adjustments and acquisition transaction costs. Excluding these acquisition related items, adjusted diluted earnings per share from continuing operations was $0.44. A table highlighting adjusted results in the quarter and year-to-date is included at the end of this press release.

“During the quarter, we closed on the Synventive deal, the largest acquisition in Barnes Group's history and we're pleased with the initial operating performance delivered by this business. We believe that a growing Synventive, coupled with another record level of aerospace backlog, provides us with positive momentum,” said Gregory F. Milzcik, Barnes Group Inc. President and Chief Executive Officer. “Even with an uncertain near-term economic outlook, our continued investments in growth and our sustained focus on operational efficiencies, lead us to anticipate 2012 to be one of our better earnings years on record.”

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($ millions; except per share data)	Three months ended September 30,					Nine months ended September 30,
Unaudited	2012	2011	Change			2012	2011	Change
Net Sales	$306.1	$298.6	$7.4		2.5%	$902.6	$886.1	$16.5		1.9%
Operating Income	$29.7	$34.2	$(4.5)		(13.2)%	$96.8	$98.7	$(1.9)		(1.9)%
% of Sales	9.7%	11.4%		(1.7)	pts.	10.7%	11.1%		(0.4)	pts.
Income from Continuing Operations	$20.7	$24.9	$(4.2)		(16.7)%	$68.5	$67.8	$0.7		1.0%
Net Income	$18.5	$23.2	$(4.8)		(20.5)%	$65.5	$64.6	$0.9		1.3%
Income from Continuing Operations Per Diluted Share	$0.38	$0.44	$(0.06)		(13.6)%	$1.24	$1.21	$0.03		2.5%
Loss from Discontinued Operations Per Diluted Share	$(0.04)	$(0.03)	$(0.01)			$(0.05)	$(0.06)	$0.01
Net Income Per Diluted Share	$0.34	$0.41	$(0.07)		(17.1)%	$1.19	$1.15	$0.04		3.5%

Aerospace

•
Aerospace net sales of $98.4 million were up slightly from last year's third quarter. An increase in aerospace original equipment manufacturing sales was mostly offset by a decline in aftermarket spare parts sales. Aftermarket repair and overhaul sales were essentially flat compared to a year ago.

•
Operating profit decreased 5 percent to $15.3 million primarily driven by volume mix. The profit impact from lower aftermarket spare parts sales was only partially offset by the profit impact from higher original equipment manufacturing sales. Operating margin declined from 16.4 percent last year to 15.6 percent this year.

Industrial

•
Industrial net sales of $123.8 million were up $11.3 million, or 10 percent, compared to the third quarter of 2011. The Synventive acquisition provided $15.8 million of sales, while organic sales were relatively flat and unfavorable foreign exchange reduced sales by $4.8 million.

•
Operating profit was $7.4 million, a decrease of $2.9 million from the third quarter of 2011. The primary driver of the lower operating profit was the impact of $5.1 million of short-term purchase accounting and transaction costs related to the acquisition of Synventive. During the quarter, lower incentive compensation, partially offset by increased pension costs, benefited operating profit. Reported operating margin was 6.0 percent. Excluding the Synventive acquisition one-time items, adjusted operating margin increased from 9.2 percent last year to 10.1 percent this year.

Distribution

•	Distribution net sales of $85.7 million were down $4.5 million, or 5 percent, compared to the third quarter of 2011 as a result of softness in our North American markets.

•
Operating profit of $6.9 million decreased 11 percent from last year primarily due to the profit impact on lower sales volumes. Lower incentive compensation, partially offset by higher pension costs, provided a net benefit to the quarter. Operating margins decreased 50 basis points to 8.1 percent.

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Additional Information

•	Interest expense increased by $1.3 million as a result of higher borrowings which were used to fund the acquisition of Synventive and higher average interest rates.

•
The Company's effective tax rate for the third quarter of 2012 was 19.0 percent, compared to 24.1 percent in the third quarter of 2011. The decrease in the 2012 effective tax rate from continuing operations was primarily driven by a decrease in the planned repatriation of a portion of current year foreign earnings to the U.S., as well as a projected change in earnings mix attributable to higher-tax jurisdictions.

Updated 2012 Outlook

•
Barnes Group expects revenue growth of 4 to 6 percent and operating margins of approximately 11 percent inclusive of the Synventive acquisition. As a result of a softer third quarter, earnings from continuing operations per diluted share are now expected to be in the range of $1.73 to $1.78. On an adjusted basis, earnings from continuing operations per diluted share are expected to be $1.80 to $1.85.

•
The Synventive acquisition is expected to be neutral to Barnes Group's full-year 2012 net earnings as additional operating income will be offset by incremental financing costs and approximately $0.07 of short-term purchase accounting adjustments and acquisition transaction costs.

Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss third quarter 2012 results at 8:30 a.m. (EDT) today, October 26, 2012. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 679-8033 in the U.S. or (617) 213-4846 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 48858657.

In addition, the call will be recorded and available for playback beginning at 12:00 p.m. (EDT) on Friday, October 26, 2012 by dialing (617) 801-6888, Passcode: 62244581.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE:B) is an international aerospace and industrial manufacturing and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 5,100 dedicated employees, at more than 50 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

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Forward-Looking Statements

This release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as "anticipated," "believe," "expect," "plans," "strategy," "estimate," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements may relate to, among others, the anticipated benefits of the Synventive acquisition; the impact of the acquisition on the Company's financial results, business performance and product offerings; and the expected impact of the acquisition on the Company's fiscal revenue, non-GAAP results and GAAP results. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this acquisition or other investments or acquisitions; the ability to recruit and retain key personnel; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of Synventive's products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings with the Securities and Exchange Commission. The risks and uncertainties described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the current or worsening conditions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; inability to realize expected sales or profits from existing backlog; integration of acquired businesses, including integration of Synventive; restructuring costs or savings; the impact of the divestiture in 2011 of our Barnes Distribution Europe businesses and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; foreign currency exposure; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	% Change	2012	2011	% Change
Net sales	$306,059	$298,643	2.5	$902,577	$886,069	1.9

Cost of sales	208,571	198,776	4.9	603,440	584,251	3.3
Selling and administrative expenses	67,817	65,679	3.3	202,327	203,140	(0.4)
	276,388	264,455	4.5	805,767	787,391	2.3
Operating income	29,671	34,188	(13.2)	96,810	98,678	(1.9)

Operating margin	9.7%	11.4%		10.7%	11.1%

Interest expense	3,243	1,902	70.5	8,046	7,906	1.8
Other expense (income), net	851	(501)	NM	1,799	228	NM
Income from continuing operations before income taxes	25,577	32,787	(22.0)	86,965	90,544	(4.0)
Income taxes	4,847	7,896	(38.6)	18,463	22,730	(18.8)
Income from continuing operations	20,730	24,891	(16.7)	68,502	67,814	1.0

Loss from discontinued operations, net of income taxes	(2,249)	(1,646)	(36.6)	(2,983)	(3,165)	5.8
Net income	$18,481	$23,245	(20.5)	$65,519	$64,649	1.3
Common dividends	$5,403	$4,432	21.9	$16,245	$13,197	23.1

Per common share:

Basic:
Income from continuing operations	$0.38	$0.45	(15.6)	$1.25	$1.23	1.6
Loss from discontinued operations, net of income taxes	(0.04)	(0.03)	(33.3)	(0.05)	(0.06)	16.7
Net income	$0.34	$0.42	(19.0)	$1.20	$1.17	2.6

Diluted:
Income from continuing operations	$0.38	$0.44	(13.6)	$1.24	$1.21	2.5
Loss from discontinued operations, net of income taxes	(0.04)	(0.03)	(33.3)	(0.05)	(0.06)	16.7
Net income	$0.34	$0.41	(17.1)	$1.19	$1.15	3.5

Dividends	0.10	0.08	25.0	0.30	0.24	25.0

Weighted average common shares outstanding:
Basic	54,508,387	55,834,038	(2.4)	54,618,636	55,325,541	(1.3)
Diluted	55,098,263	56,380,585	(2.3)	55,234,478	56,095,069	(1.5)

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	% Change		2012	2011	% Change
Net sales
Aerospace	$98,370	$98,125	0.2		$289,391	$283,415	2.1
Industrial	123,812	112,476	10.1		349,404	337,910	3.4
Distribution	85,719	90,260	(5.0)		270,999	271,903	(0.3)
Intersegment sales	(1,842)	(2,218)	17.0		(7,217)	(7,159)	(0.8)
Total net sales	$306,059	$298,643	2.5		$902,577	$886,069	1.9

Operating profit
Aerospace	$15,345	$16,071	(4.5)		$44,269	$44,548	(0.6)
Industrial	7,406	10,340	(28.4)		28,728	32,275	(11.0)
Distribution	6,920	7,777	(11.0)		23,813	21,855	9.0
Total operating profit	$29,671	$34,188	(13.2)		$96,810	$98,678	(1.9)

Operating margin			Change				Change
Aerospace	15.6%	16.4%	(80)	bps.	15.3%	15.7%	(40)	bps.
Industrial	6.0%	9.2%	(320)	bps.	8.2%	9.6%	(140)	bps.
Distribution	8.1%	8.6%	(50)	bps.	8.8%	8.0%	80	bps.
Total operating margin	9.7%	11.4%	(170)	bps.	10.7%	11.1%	(40)	bps.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$87,354	$62,505
Accounts receivable	257,091	200,460
Inventories	230,197	216,520
Deferred income taxes	33,400	28,829
Prepaid expenses and other current assets	27,318	21,680
Total current assets	635,360	529,994

Deferred income taxes	31,544	47,661
Property, plant and equipment, net	226,639	210,784
Goodwill	577,503	366,104
Other intangible assets, net	389,545	272,092
Other assets	18,288	13,730
Total assets	$1,878,879	$1,440,365

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$8,085	$12,364
Accounts payable	107,052	92,524
Accrued liabilities	99,159	92,250
Long-term debt - current	540	540
Total current liabilities	214,836	197,678

Long-term debt	678,050	333,148
Accrued retirement benefits	129,989	152,696
Deferred income taxes	54,107	20,662
Other liabilities	19,568	13,781

Total stockholders' equity	782,329	722,400
Total liabilities and stockholders' equity	$1,878,879	$1,440,365

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2012	2011
Operating activities:
Net income	$65,519	$64,649
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	40,190	43,855
Amortization of convertible debt discount	1,641	1,633
Gain on disposition of property, plant and equipment	(214)	(400)
Stock compensation expense	6,564	5,866
Withholding taxes paid on stock issuances	(1,123)	(1,089)
Loss on the sale of businesses	749	—
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(12,317)	(27,462)
Inventories	981	(11,385)
Prepaid expenses and other current assets	(5,683)	(1,457)
Accounts payable	2,756	4,867
Accrued liabilities	(4,256)	14,119
Deferred income taxes	1,470	632
Long-term retirement benefits	(17,967)	(15,448)
Other	(1,009)	95
Net cash provided by operating activities	77,301	78,475

Investing activities:
Proceeds from disposition of property, plant and equipment	556	3,352
Payments related to the sale of businesses, net	(339)	—
Change in restricted cash	4,900	—
Capital expenditures	(22,923)	(25,169)
Business acquisitions, net of cash acquired	(296,717)	(3,495)
Other	(3,013)	(3,424)
Net cash used by investing activities	(317,536)	(28,736)

Financing activities:
Net change in other borrowings	(4,558)	3,023
Payments on long-term debt	(78,065)	(354,167)
Proceeds from the issuance of long-term debt	376,000	339,290
Premium paid on convertible debt redemption	—	(9,803)
Proceeds from the issuance of common stock	5,630	26,829
Common stock repurchases	(19,037)	(22,369)
Dividends paid	(16,245)	(13,197)
Excess tax benefit on stock awards	1,659	8,607
Other	(1,184)	(2,098)
Net cash provided (used) by financing activities	264,200	(23,885)

Effect of exchange rate changes on cash flows	884	(461)
Increase in cash and cash equivalents	24,849	25,393

Cash and cash equivalents at beginning of period	62,505	13,450
Cash and cash equivalents at end of period	$87,354	$38,843

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2012	2011
Free cash flow:
Net cash provided by operating activities	$77,301	$78,475
Capital expenditures	(22,923)	(25,169)
Free cash flow (1)	$54,378	$53,306

(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	% Change		2012	2011	% Change
SEGMENT RESULTS
Net Sales - Industrial Segment as reported	$123,812	$112,476	10.1		$349,404	$337,910	3.4

Operating Profit - Industrial Segment as reported	7,406	10,340	(28.4)		28,728	32,275	(11.0)

Synventive short-term purchase accounting adjustments	4,212	—			4,212	—
Synventive acquisition transaction costs	909	—			909	—

Operating Profit - Industrial Segment as adjusted (1)	$12,527	$10,340	21.2		$33,849	$32,275	4.9

Operating Margin - Industrial Segment as reported	6.0%	9.2%	(320)	bps.	8.2%	9.6%	(140)	bps.
Operating Margin - Industrial Segment as adjusted (1)	10.1%	9.2%	90	bps.	9.7%	9.6%	10	bps.

CONSOLIDATED RESULTS
Net Sales as reported	$306,059	$298,643	2.5		$902,577	$886,069	1.9

Operating Income as reported (GAAP)	29,671	34,188	(13.2)		96,810	98,678	(1.9)

Synventive short-term purchase accounting adjustments	4,212	—			4,212	—
Synventive acquisition transaction costs	909	—			909	—

Operating Income as adjusted (Non-GAAP) (1)	$34,792	$34,188	1.8		$101,931	$98,678	3.3

Operating Margin as reported	9.7%	11.4%	(170)	bps.	10.7%	11.1%	(40)	bps.
Operating Margin as adjusted (1)	11.4%	11.4%	—	bps.	11.3%	11.1%	20	bps.

Diluted Income from Continuing Operations per Share as reported (GAAP)	$0.38	$0.44	(13.6)		$1.24	$1.21	2.5

Synventive short-term purchase accounting adjustments	0.05	—			0.05	—
Synventive acquisition transaction costs	0.01	—			0.01	—

Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$0.44	$0.44	—		$1.30	$1.21	7.4

		Full-Year 2012 Outlook
Diluted Income from Continuing Operations per Share (GAAP)		$1.73	to		$1.78

Synventive short-term purchase accounting adjustments			0.06
Synventive acquisition transaction costs			0.01

Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)		$1.80	to		$1.85

(1) The Company has excluded short-term purchase accounting adjustments and transaction costs related to its Synventive acquisition from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.